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                                IESI CORPORATION

                             A DELAWARE CORPORATION







               SECOND AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT





                          Dated as of October 10, 2003












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
                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I             DEFINITIONS..............................................2

         1.1      CERTAIN DEFINITIONS..........................................2

ARTICLE II            MANAGEMENT; VOTING OF SHARES.............................8

         2.1      BOARD OF DIRECTORS...........................................8

         2.2      CERTAIN RESTRICTIONS.........................................9

         2.3      APPROVAL OF CERTAIN TRANSACTIONS.............................9

ARTICLE III           TRANSFER OF SHARES......................................11

         3.1      GENERAL RESTRICTIONS ON TRANSFER............................11

ARTICLE IV            RIGHT OF FIRST OFFER....................................12

         4.1      FIRST OFFER RIGHT...........................................12

         4.2      PLEDGE OF SHARES............................................14

ARTICLE V             TAG ALONG AND BRING ALONG RIGHTS........................14

         5.1      TAG ALONG RIGHTS............................................14

         5.2      BRING ALONG RIGHTS..........................................15

ARTICLE VI            ISSUANCE OF STOCK.......................................16

         6.1      RIGHTS UPON ISSUANCE OF ADDITIONAL SECURITIES...............16

ARTICLE VII           MISCELLANEOUS...........................................18

         7.1      REPRESENTATIONS AND WARRANTIES..............................18

         7.2      LEGEND......................................................19

         7.3      TERMINATION UPON PUBLIC OFFERING OR SALE TRANSACTION........20

         7.4      AMENDMENT; WAIVER...........................................20

         7.5      FURTHER ASSURANCES..........................................21

         7.6      NOTICES.....................................................21

         7.7      BINDING EFFECT; ASSIGNMENT..................................21

         7.8      SEVERABILITY................................................21

         7.9      SPECIFIC PERFORMANCE........................................21

         7.10     GOVERNING LAW...............................................21

         7.11     ENTIRE AGREEMENT............................................22

         7.12     COUNTERPARTS................................................22

                               TABLE OF CONTENTS
                                  (continued)


                                                                            Page

         7.13     BOARD MEETINGS..............................................22

         7.14     INFORMATION.................................................22

         7.15     WARRANT HOLDERS.............................................22

         7.16     EXPENSES....................................................22

               SECOND AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT



                  This SECOND AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT (this "Agreement") is entered into as of October 10, 2003, by and among IESI Corporation, a Delaware corporation (the "Company"), the stockholders named on the signature pages hereto (collectively, the "Stockholders"), J. Bruce Boisture (the "Warrant Holder"), and each other Person that may become a Stockholder or a Warrant Holder after the date hereof and who executes a Joinder Agreement (as hereinafter defined).

                                   WITNESSETH:

                  WHEREAS, certain of the Stockholders have heretofore entered into a certain Stockholders' Agreement, dated March 25, 1997 (the "First Agreement"), and thereafter entered into a certain Amended and Restated Stockholders' Agreement, dated as of June 25, 1997 (the "Second Agreement"), and thereafter entered into a certain Amended and Restated Stockholders' Agreement, dated as of May 22, 1998 (the "Third Agreement"), and thereafter entered into a certain Amended and Restated Stockholders' Agreement, dated as of December 15, 1998 (the "Fourth Agreement"), and thereafter entered into a certain Amended and Restated Stockholders' Agreement, dated as of June 30, 1999 (the "Fifth Agreement"), and thereafter entered into a certain Amended and Restated Stockholders' Agreement, dated as of September 10, 2001 (the "Sixth Agreement" and together with the First Agreement, the Second Agreement, the Third Agreement, the Fourth Agreement and Fifth Agreement, collectively the "Prior Agreements"), each of which outlined the various rights and obligations of the parties thereto as Stockholders of the Company;

                  WHEREAS, concurrently herewith, the Company and the purchasers named therein are entering into that certain Stock Purchase Agreement of even date herewith (the "Purchase Agreement"), pursuant to which the Company is issuing up to 55,000 shares of its Series E Convertible Preferred Stock (the "Series E Preferred Stock"), par value $1.00 per share, to certain of the Stockholders;

                  WHEREAS, the Stockholders own, beneficially and of record, all of the issued and outstanding shares of Common Stock (as hereinafter defined) and all of the issued and outstanding shares of Preferred Stock (as hereinafter defined);

                  WHEREAS, the Stockholders and the Warrant Holder deem it to be in their best interests to provide for consistent and uniform management of the Company;

                  WHEREAS, the Stockholders and the Warrant Holder desire to restrict the Transfer (as hereinafter defined) of shares of Company Stock (as hereinafter defined), whether issued and outstanding on the date hereof or issued from time to time hereafter;

                  WHEREAS, the Stockholders and the Warrant Holder desire to evidence their agreement with respect to certain other matters in relation to the Company and their respective holdings of Common Stock and Preferred Stock; and

                  WHEREAS, the Stockholders and the Warrant Holder intend that this Agreement shall replace and supersede the Prior Agreements;

                  NOW, THEREFORE, in consideration of the premises, the terms and provisions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS
                                   -----------

         1.1 CERTAIN DEFINITIONS. As used herein, the terms set forth below shall have the following respective meanings:

                  "Act" has the meaning specified in Section 7.2 hereof.

                  "Additional  Securities" means all Securities which are issued by the Company after the date hereof other than (a) any Securities issued or issuable to all of the holders of Securities then outstanding on a proportionate basis (based on such holders' respective ownership of the Securities); (b) any Securities issued or issuable to any employees, officers or directors pursuant to any Employee Plan approved by the Board; (c) Securities which are reissued by the Company to employees following the repurchase, redemption or other acquisition of such Securities by the Company from any employee; (d) any Securities issued pursuant to a public offering of Equity Securities pursuant to an effective registration statement under the Act; or (e) any Securities issued by the Company upon conversion, exercise or exchange of Securities issued (i) on or before the date hereof or (ii) after the date hereof in compliance with the provisions of Article VI hereof; or (f) Common Stock issued pursuant to the Investment Right.

                  "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise; provided that TCC, TCC2, TCC3, Thayer and their respective affiliates shall not be deemed "Affiliates" of the Company.

                  "Agreement" has the meaning specified in the Introduction hereto.

                  "Amended   Charter"  means  the  Fifth  Amended  and  Restated
Certificate of Incorporation of the Company in the form annexed hereto as Exhibit A.

                  "Article V Notice" has the meaning specified in Section 5.1(a) hereof.



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

                  "Article V Sellers" has the meaning specified in Section 5.1 hereof.

                  "Article V Shares" has the meaning specified in Section 5.1(a) hereof.

                  "Board" has the meaning specified in Section 2.1 hereof.

                  "Bring Along Notice" has the meaning specified in Section 5.2(b) hereof.

                  "Bring Along Sale" has the meaning specified in Section 5.2(a) hereof.

                  "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York, New York.

                  "By-laws" means the By-laws of the Company as in effect on the date hereof and as the same may hereafter be amended from time to time.

                  "Common Stock" means the Class A Common Stock, par value $0.01 per share, and the Class B Common Stock, par value $0.01 per share, of the Company.

                  "Company" has the meaning specified in the Introduction hereto.

                  "Company  Stock"  means the  Common  Stock  and the  Preferred
Stock.

                  "Company Transfer" is defined in Section 3.1(a) hereto.

                  "Credit Agreement" means the Amended and Restated Revolving Credit and Term Loan Agreement, among IESI Corporation and its subsidiaries (other than De Minimis Subsidiaries), the Lenders, Fleet National Bank as Administrative Agent and LaSalle Bank National Association as Syndication Agent.

                  "Employee Plan" means any equity incentive plan, agreement, bonus, award, stock purchase plan, stock option plan or other stock arrangement with respect to any employee, officer or director of (i) the Company or (ii) any subsidiary of the Company.

                  "EOF II" means Environmental Opportunities Fund II, L.P., a Delaware limited partnership.

                  "EOF Delaware" means Environmental Opportunities Fund, L.P., a Delaware limited partnership.

                  "EOF Institutional" means Environmental Opportunities Fund II (Institutional), L.P., a Delaware limited partnership.

                  "Fifth Agreement" has the meaning specified in the first recital to this Agreement.

                  "First Agreement" has the meaning specified in the first recital to this Agreement.

                  "Fourth Agreement" has the meaning specified in the first recital to this Agreement.

                  "IESI Capital" means IESI Capital LLC, IESI Capital II LLC, IESI Capital III LLC, IESI Capital IV LLC, IESI Capital V LLC and IESI VI LLC, each a Mississippi limited liability company.

                  "Indosuez" means Indosuez Capital Partners 2001, L.P.

                  "Investment" as applied to any Person means (a) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (b) any capital contribution by such Person to any other Person.

                  "Issuance Notice" has the meaning specified in Section 6.1(a) to this Agreement.

                  "JESCO" means Jim Sowell Construction Co., Inc.

                  "Joinder Agreement" has the meaning specified in Section 3.1(a) to this Agreement.

                  "Like Percentage" means the percentage derived from a fraction, the numerator of which is the total number of Paid-In Shares proposed to be transferred by the Proposing Stockholder(s) under Section 5.2(a) and the denominator of which is the total number of Paid-In Shares held by the Proposing Stockholder(s).

                  "Offer Notice" has the meaning specified in Section 4.1(a) to this Agreement.

                  "Offered Stock" has the meaning specified in Section 4.1(a) to this Agreement.

                  "Option Period" has the meaning specified in Section 5.1(b) hereof.

                  "Other Stockholders" is defined in Section 4.1(a) hereof.

                  "Paid-In Shares" means the Common Stock and the Preferred Stock on an as-if-converted basis.

                  "Participant" has the meaning specified in Section 5.1(b) hereof.

                  "Permitted Transferee" means (a) in the case of JESCO, Sowell,
(b) in the case of a Stockholder who is a natural person and is a signatory to the Agreement on the date hereof, any spouse, child (natural or adopted), spouse of any such child, grandchild, sister, brother or parent of such Stockholder and to whom Common Stock is transferred from such Stockholder by (i) will or the laws of descent and distribution or (ii) by gift without consideration of any kind, (c) any trust in which there are and continue to be during the term of this Agreement no beneficiaries other than Permitted Transferees, (d) any charitable foundation, all the trustees of which are Permitted Transferees, (e) any Stockholder, and
(f) any Person with respect to which a resolution approved by the Board has been adopted stating that the Board has no objection if a Transfer of Common Stock is made to such Person (provided, however, that such transfer is subject to the provisions of Section 5.1) and (g) in the case of EOF Delaware, EOF II, EOF Institutional, Sanders I, Sanders II, Suez, SEI, TCC, TCC2, TCC3 , Thayer, or any other Stockholder that is an investment fund a Transfer by any of them to any of their respective general partners, limited partners or members, and by any such Persons, to any of their respective general partners, limited partners or members, and (h) in the case of a Stockholder who is not a natural person, an Affiliate thereof.

                  "Person" means any individual, corporation, partnership, limited liability company, association, trust or any other entity or organization of any kind or character, including a governmental authority or agency.

                  "Preferred Stock" means the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock.

                  "Prior Agreements" has the meaning specified in the first recital to this Agreement.

                  "Proposing Stockholders" has the meaning specified in Section 5.2(a) hereof.

                  "Pro Rata Portion" means, as to an individual Stockholder, the percentage of the Total Shares owned by such Stockholder (including, as to any individual Stockholder who holds warrants to purchase Common Stock, the number of shares of Common Stock that would then be issued upon exercise of such warrants).

                  "Public Offering" means a firm commitment underwritten public offering of Common Stock of the Company, subsequent to which the Common Stock listed is on a national securities exchange or on the NASDAQ System, at an offering price to the public (without deduction for underwriting fees, commission or discounts) in an aggregate amount not less than U.S. $20,000,000 pursuant to an effective registration statement under the Act.

                  "Public Sale" means any sale of Common Stock or Preferred Stock to the public pursuant to any offering registered under the Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Act.

                  "Purchase Agreement" has the meaning specified in the second recital to this Agreement.

                  "Registration Agreement" means that certain Second Amended and Restated Registration Rights Agreement of even date herewith among the Company and the parties named therein as Stockholders.

                  "Response Notice" has the meaning specified in Section 6.1(b) to this Agreement.

                  "Sale Transaction" means any merger, consolidation, recapitalization, sale, transfer or issuance of shares of the Company's capital stock by the Company or any holders, thereof, or any series of such transactions, in each case which results in any Person or group of Persons (as the term "group" is used under the Securities Exchange Act of 1934), other than the holders of Common Stock and Preferred Stock as of the date of the Purchase Agreement, and the Affiliates thereof, owning more than fifty percent (50%) by vote of the voting stock of the Company outstanding at the time of such merger, consolidation, recapitalization, sale, transfer or issuance or series of such transactions.

                  "Sanders I" means Sanders Opportunity Fund, L.P.

                  "Sanders II" means Sanders Opportunity Fund (Institutional), L.P.

                  "Second Agreement" has the meaning specified in the first recital to this Agreement.

                  "Securities" means any capital stock or other similar security of the Company, including, without limitation, Company Stock, securities containing equity features and securities containing profit participation features, and any debt or equity security convertible or exchangeable, with or without consideration, into or for any stock or similar security, or any security carrying any warrant, option or right to subscribe for or to purchase any of the foregoing.

                  "SEI" means SEI Associates, a Delaware partnership.

                  "SEI Capital" means SEI Capital, LLC.

                  "Selling Party" has the meaning specified in Section 5.1(b) hereof.

                  "Series A Preferred Stock" means the Series A Convertible Preferred Stock, par value $1.00 per share, of the Company.

                  "Series B Preferred Stock" means the Series B Convertible Preferred Stock, par value $1.00 per share, of the Company.

                  "Series C Preferred Stock" means the Series C Convertible Preferred Stock, par value $1.00 per share, of the Company.

                  "Series D Preferred Stock" means the Series D Convertible Preferred Stock, par value $1.00 per share, of the Company.

                  "Series E Preferred Stock" has the meaning specified in the second recital to this Agreement.

                  "Share" means any share of Common Stock or any other security exercisable, convertible or exchangeable into Common Stock.

                  "Sixth Agreement" has the meaning specified in the first recital to this Agreement.

                  "Sowell" means James E. Sowell.

                  "Stockholders" means the Persons identified in the Introduction hereto and each other Person that may hereafter become a record owner of shares of Common Stock or Preferred Stock and who executes a conformed copy hereof or a Joinder Agreement.

                  "Subsidiaries" means (a) any corporation more than fifty percent (50%) of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (excluding any class or classes having such voting power solely by reason of the happening of a contingency) is owned by the Company directly or indirectly through other Subsidiaries, and (b) any partnership, association, joint venture or other entity in which the Company directly or indirectly through other Subsidiaries has more than a fifty percent (50%) equity interest.

                  "Suez" means Suez Equity Investors L.P., a Delaware limited partnership.

                  "TCC" means TC Carting, L.L.C., a Delaware limited liability company.

                  "TCC2" means TC Carting II, L.L.C., a Delaware limited liability company.

                  "TCC3" means TC Carting III, L.L.C., a Delaware limited liability company.

                  "Thayer" means Thayer Equity Investors IV, L.P.

                  "Third Agreement" has the meaning specified in the first recital to this Agreement.

                  "Total Shares" means the total number of shares of Common Stock outstanding, assuming the exercise, conversion or exchange into Common Stock of all Shares.

                  "Transfer" means any sale, transfer, assignment, gift, exchange, pledge, hypothecation, encumbrance or other disposition of any shares of Company Stock or any interest therein, whether voluntary or involuntary and regardless of the nature or method thereof (other than an exchange, reclassification or other conversion of shares of Company Stock into cash, securities or other property pursuant to a merger, consolidation or recapitalization of the Company). For the purposes of Sections 4.1, 5.1 and 5.2,

"Transfer" means any sale, transfer or other disposition of any shares of Company Stock or any interest therein for value, whether voluntary or involuntary and regardless of the nature or method thereof (other than an exchange, reclassification or other conversion of shares of Company Stock into cash, securities or other property pursuant to a merger, consolidation or recapitalization of the Company).

                  "Transferring   Stockholder"  has  the  meaning  specified  in
Section 4.1(a) to this Agreement.

                  "Warrant Holder" has the meaning specified in the Introduction hereto.

                                   ARTICLE II

                          MANAGEMENT; VOTING OF SHARES
                          ----------------------------

         2.1 BOARD OF DIRECTORS. The Company shall at all times be managed by or under the direction of a Board of Directors (the "Board"), which shall consist of not more than eight members unless Suez should fail or be unable to exercise its right to designate a director pursuant to this Section, in which case the Board shall consist of not more than seven members. The Stockholders hereby agree to use their best efforts and to take all reasonably necessary or desirable actions within their power, whether in their capacities as stockholders, directors, members of a board committee, officers of the Company or otherwise (including, but not limited to, the voting of shares of Company Stock owned by them, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all reasonably necessary or desirable actions within its control (including, without limitation, calling special board and stockholder meetings) to effectuate and carry out the following provisions:

                  (a) The Stockholders shall be entitled to representation on the Board as follows:

                  (i) Charles F. Flood shall have the right to serve as a director for so long as he shall remain chief executive officer of the Company;

                  (ii) IESI Capital shall have the right to designate one director, initially designated as Jeffrey J. Keenan;

                  (iii) EOF Delaware shall have the right to designate one director, initially designated as Bruce R. McMaken;

                  (iv) TCC shall have the right to designate two directors, initially designated as Daniel M. Dickinson and Robert Michalik;

                  (v)      Thayer  shall  have  the  right  to   designate   two
                           directors,   initially   designated   as  Charles  R.
                           Cummings and Jim Forese; and

                  (vi) Subject to Regulation Y of the Governors of the Federal Reserve System, 12 C.F.R. 225, if it shall elect in writing to the Company, Suez Equity Investors L.P., a Delaware limited partnership, shall have the right to designate one director.

                  The Stockholders hereby agree to vote all of the voting securities of the Company owned by them for the election of the directors designated in accordance with this Section 2.1(a) or to cause the directors then in office to elect such persons in the case of a vacancy. In the event of a tie in any vote of the Board, one of the TCC directors designated by TCC as the tie breaker shall have the right to cast the tie-breaking vote. Each of Sowell and, if Suez should fail or be unable to exercise a member of the Board pursuant to clause (vi) above, SEI Capital, shall have the right to (a) designate a representative to attend and observe meetings of the Board and any committee thereof and (b) receive all information and consents distributed to directors.

                  (b) A director may be removed only if the Person or Persons, if any, entitled to designate such director pursuant to Section 2.1(a) hereof delivers a written notice to the Company stating that such director shall forthwith be removed and replaced with a substitute director designated in such notice.

                  (c) In the event that any vacancy is created on the Board by reason of the death, resignation or removal of any director designated pursuant to Section 2.1(a), such vacancy shall be filled by a substitute director designated by the Person or Persons, if any, entitled to designate the director whose death, resignation or removal created such vacancy and each of the Stockholders shall cause its designated directors to elect the person designated to fill the vacancy.

                  (d) Any committee of the Board will be constituted to give each of IESI Capital, EOF Delaware, TCC and Thayer representation thereon at least proportionate to their representation on the Board.

                  (e) Directors shall not be entitled to receive any compensation from the Company for service as a director; provided, however, that all reasonable out-of-pocket expenses of each director `incurred in connection with attending regular and special board meetings and any meeting of any board committee shall be paid by the Company.

         2.2 CERTAIN RESTRICTIONS. No Stockholder shall grant any proxy, enter into or agree to be bound by any voting trust agreement or arrangement of any kind with respect to any voting securities of the Company, or enter into any stockholder agreements or arrangement of any kind with respect to any Securities of the Company, any of which is inconsistent with the provisions of this Agreement, including, but not limited to, any agreement or arrangement with respect to the voting of voting securities of the Company, nor shall any Stockholder act as a member of a group or in concert with any other Person in connection with the acquisition of shares of Securities of the Company in any manner inconsistent with the provisions of this Agreement; provided, however, that the foregoing shall in no way restrict IESI Capital, EOF Delaware, TCC or Thayer from establishing any arrangement with respect to the exercise of their respective rights pursuant to Section 2.1(a) hereof.

         2.3 APPROVAL OF CERTAIN TRANSACTIONS. Neither the Company nor any Subsidiaries nor any of their officers, employees, agents or advisors, shall do or take or cause to be done or taken, nor shall any of them cause or permit any direct or indirect subsidiary of the Company to do or take or cause to be done or taken, any of the actions or decisions set forth below without the prior consent and approval of each of the directors appointed by TCC and Thayer:

                  (a) Make any substantial change in the character of the Company's or any Subsidiary's principal business;

                  (b) Adopt or modify in any material respect the Company's or any Subsidiary's annual business and financial plan or any other material budget for the Company or any Subsidiary;

                  (c) Amend or modify the Credit Agreement; or (ii) create, incur, assume or permit to exist any indebtedness or other obligation that under generally accepted accounting principles is required to be shown on the consolidated balance sheet of the Company as a liability, including, but not limited to, indebtedness evidenced by a promissory note, bond or similar written obligation to pay money and indebtedness guaranteed by the Company or any Subsidiary or for which the Company or any Subsidiary is otherwise liable, other than such indebtedness or other obligation (A) arising in the ordinary course of business of the Company or any Subsidiary, (B) contemplated in the Company's most recently approved annual or financial plan, as approved by the Board, or
(C) in an amount of up to $5,000,000 incurred in connection with an acquisition permitted by or consented to under the Credit Agreement as the same may be amended or supplemented from time to time in accordance with Section 2.3(c)(i);

                  (d) Make any expenditure for fixed or capital assets that exceed by more than 10% the aggregate limitations set forth in the Company's or any Subsidiary's annual business and financial plan, as approved by the Board;

                  (e) Sell, lease, pledge, encumber, assign, exchange, transfer or otherwise dispose of, or part with control of (whether in one transaction or a series of transactions) all or substantially all of the assets of the Company or any Subsidiary (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except for (i) sales or other dispositions of inventory in the ordinary course of business and (ii) sales or other dispositions of assets which have become worn out or obsolete or which are promptly being replaced;

                  (f) Purchase or acquire any property from, exchange any property with, or lease any property to, lend or advance any money to, borrow any money from, guarantee any obligation of, acquire any stock, obligations or securities of, enter into any merger or consolidation agreement with, or enter into any other transaction or arrangement or otherwise deal with (i) any officer, director or shareholder of the

Company or any Subsidiary in an amount greater than $100,000 or (ii) any Affiliate of the Company or any Subsidiary, except for transactions (A) entered into in the ordinary course of business, (B) having terms no less favorable to the Company than in similar transactions negotiated with a third party, and (C) under which the Company's obligations do not exceed $100,000 per year;

                  (g) Issue, offer or sell, or obligate itself to issue, offer or sell, to any person or entity, any Equity Securities, except as otherwise required under this Agreement or the Registration Agreement;

                  (h) Agree to register any securities of the Company or any Subsidiary under the
Act, except as otherwise required under the Registration Agreement;

                  (i) Make any loan or advance to or other Investment in any person or entity, except advances and similar expenditures in the ordinary course of business;

                  (j) Declare or pay out any dividend or make any distribution on its capital stock or purchase, redeem (by direct payment, sinking fund or otherwise) or otherwise acquire or retire for value any of its Capital Stock, except for optional redemption of the Preferred Stock in accordance with the terms thereof;

                  (k) Directly or indirectly (i) encourage, solicit, initiate, pursue or enter into, or engage or participate in, any negotiations or agreements with any Person concerning any merger, acquisition, consolidation, sale of all or substantially all of the assets of the Company or any Subsidiary, recapitalization, or other business combination or change in control transaction involving the Company or any Subsidiary or any division or business unit thereof, or (ii) acquire all or substantially all of the ownership interests or assets, or any division or business unit, of any other Person;

                  (l) Change or appoint the chairman, chief executive officer, the chief operating officer or the chief financial officer of the Company; or

(m) Agree to any of the actions described in Sections 2.3(a) through 2.3(l).

                                  ARTICLE III

                               TRANSFER OF SHARES
                               ------------------

         3.1      GENERAL RESTRICTIONS ON TRANSFER.
                  ---------------------------------

                  (a) Except as otherwise provided in this Agreement, no Stockholder shall directly or indirectly effect a Transfer of any Shares owned or held by such Stockholder unless (i) such Transfer is (A) to a Permitted Transferee (other than Transfers to another Stockholder that is not an Affiliate of the transferring Stockholder or Transfers that are consummated after compliance with the provisions of Section 4.1, Section 5.1 or Section 5.2 hereof) or (B) a Permitted Thayer Transfer, (ii) the certificate or certificates representing such Shares bear a legend as provided in Section 7.2 hereof to the effect that such Shares are not registered under the Act and that the Transfer thereof is subject to the terms of this Agreement, (iii) the Permitted Transferee shall have executed, as a condition to obtaining ownership of such Shares, an instrument substantially in the form attached hereto as Exhibit B (a "Joinder Agreement") in which the Permitted Transferee agrees that its ownership of such shares of Company Stock shall be subject to, and that the Permitted Transferee will comply with, all of the terms and conditions of this Agreement and in which the Permitted Transferee confirms that the representations and warranties contained in Section 7.1(a) hereof are true and correct with respect to such Permitted Transferee as of the date of such Joinder Agreement, and (iv) such Joinder Agreement shall have been promptly delivered to the Board of the Company prior to the acquisition by such Permitted Transferee of such Shares. As used herein, "Permitted Thayer Transfer" shall mean a sale by TCC3 of Series E Preferred Stock pursuant to Section 8.2 of the Purchase Agreement. Such a
Permitted Transferee or transferee in a Permitted Thayer Transfer that is not already a party to this Agreement, by executing a Joinder Agreement as hereinabove provided, shall become a party to this Agreement and shall be deemed a Stockholder for purposes hereof. Notwithstanding the foregoing, a Stockholder may effect a Transfer of Shares owned or held by such Stockholder (i) pursuant to a Public Sale, or (ii) to the Company, in a transaction that is incidental to
(A) the exercise, conversion or exchange of such Shares in accordance with the terms of such Shares, (B) a combination of such Shares (including a reverse stock split), or (C) a recapitalization, reorganization or reclassification, or merger or consolidation involving the Company or the Shares (each a "Company Transfer").

                  (b) No Stockholder shall directly or indirectly effect a Transfer of any Shares owned or held by such Stockholder if such action would constitute a violation of any federal securities laws or any state securities or blue sky laws or a breach of the conditions under which such Transfer is exempt from registration under any such laws or a breach of any undertaking or agreement on the part of such Stockholder made or entered into pursuant to such laws or in connection with obtaining an exemption from registration thereunder. Such Stockholder shall deliver to the Company a written opinion of counsel acceptable to the Company, in form and substance reasonably satisfactory to the Company, to the effect that the Transfer of such Shares is exempt from registration under the Act and applicable state securities laws; provided, however, that in the event of a Permitted Thayer Transfer, a Transfer of Shares between any of Suez, EOF, Sanders I, Sanders II (or their respective successors or assigns hereunder) and any of their respective Affiliates who are Stockholders; IESI Capital and any of the other entities included in such definition hereunder; and between or among Thayer, TCC2, TCC 3 and TCC, no opinion of counsel shall be required, unless, in any case, the Company reasonably requests such an opinion. The Company shall promptly advise a selling Stockholder whether such opinion of counsel is in form and substance satisfactory to the Company.

                  (c) The Company shall refuse to record in its stock transfer books a Transfer by any Stockholder of any Shares that is not effected in compliance with this Agreement, and any such attempted Transfer shall be null and void.

                                   ARTICLE IV

                              RIGHT OF FIRST OFFER
                              --------------------

         4.1      FIRST OFFER RIGHT.
                  ------------------

                  (a) At least thirty (30) days prior to making any Transfer of any Company Stock (other than in a Public Sale, a Permitted Thayer Transfer, to a Permitted Transferee (but not Transfers to a Stockholder that is not an affiliate of the transferring Stockholder (the "Transferring Stockholder")) or a Company Transfer), the Transferring Stockholder shall deliver a written notice (an "Offer Notice") to the Company and the other Stockholders (the "Other Stockholders"). The Offer Notice shall disclose in reasonable detail the proposed number of shares of Company Stock to be transferred (the "Offered Stock"), the proposed terms and conditions of the Transfer and the identity of the prospective transferee(s) (if any). The Company shall promptly provide to any Stockholder, upon written request to the Company for the purpose of delivering an Offer Notice, a list of names and addresses of all the Stockholders. First, the Company may elect to purchase all (but not less than all) of the Offered Stock specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Transferring Stockholder and the Other Stockholders as soon as practical but in any event within ten (10) days after the delivery of the Offer Notice. If the Company does not elect to purchase all of the Offered Stock within such ten (10) day period, each Other Stockholder may elect to purchase a portion of such Offered Stock at the price and on the terms specified in the Offer Notice by delivering written notice of such election to the Transferring Stockholder as soon as practical, but in any event within twenty (20) days after delivery of the Offer Notice, provided that the rights granted to the Other Stockholders under this Section 4.1(a) shall only exist if the Other Stockholders collectively elect to purchase all (or more than all as provided in the next sentence) and not less than all of the Offered Stock. If the Other Stockholders have in the aggregate elected to purchase more than the number of shares of Offered Stock being offered by the Transferring Stockholder, the Offered Stock shall be allocated among the Other Stockholders electing to purchase Shares pro rata based upon the number of Shares elected to be purchased. Any Offered Stock not elected to be purchased by the end of such twenty (20) day period shall be re-offered by the Transferring Stockholder, for the ten (10) day period following the expiration of such twenty (20) day period, on a pro rata basis to the Other Stockholders who have elected to purchase Offered Stock and, if any Offered Stock remains after such re-offering, the Company shall have the right to purchase such remaining Offered Stock. If the Company or any Other Stockholders have elected to purchase all (but not less than all) Offered Stock from the Transferring Stockholder, the transfer of such Shares shall be consummated as soon as practical after the delivery of the election notice(s) to the Transferring Stockholder, but in any event within fifteen (15) days after the expiration of the final applicable election period.

                  (b) If the Company and the Other Stockholders have not elected to purchase all of the Offered Stock, the Transferring Stockholder may, within sixty (60) days after the expiration of the applicable election period and subject to the provisions of Section 5.1 hereof, Transfer such Offered Stock to one or more third parties at a price no less than the price per Share specified in the Offer Notice and on other terms no more favorable to the transferees thereof than offered to the Company and the Other Stockholders in the Offer Notice. Any Offered Stock not transferred within such sixty (60) day period shall be re-offered to the Company and the Other Stockholders under Section 4.1(a) above prior to any subsequent Transfer.

                  (c) At any closing pursuant to Section 4.1(a) above, the Company and/or the relevant Other Stockholder(s), as the case may be, shall deliver to the Transferring Stockholder the full amount of the purchase price of the Offered Stock (any cash portion thereof to be paid in immediately available funds), and the Transferring Stockholder shall execute and deliver to the Company or the relevant Other Stockholder(s) certificate(s) representing the Shares being transferred, free of any liens, claims or encumbrances (other than those imposed by Federal or state securities laws and this Agreement), and such duly executed stock powers or other instruments of conveyance as the Company or the relevant Other Stockholder(s), as the case may be, shall reasonably request to convey title to the Offered Stock. The Transferring Stockholder shall pay any applicable federal, state or local taxes incurred in connection with the foregoing transfer.

         4.2 PLEDGE OF SHARES. A Stockholder shall have the right to pledge any shares of Company Stock owned or held by such Stockholder to the Company, a commercial bank, savings and loan association or other lending or financial institution as security for any indebtedness of such Stockholder; provided, however, that no such pledge shall be made unless (a) the Person to which such pledge is made shall have executed an appropriate document in which such Person agrees that, in the event of realization upon such Shares, such Shares shall continue to be subject to the terms and conditions of this Agreement and that such Person will not effect any Transfer of such Shares except in compliance with the provisions hereof as if such Person was a Stockholder, and (b) such document shall have been promptly delivered to, and shall have been approved by, the Company prior to the pledge of such Shares, which approval shall not be unreasonably withheld.

                                   ARTICLE V

                        TAG ALONG AND BRING ALONG RIGHTS
                        --------------------------------

         5.1 TAG ALONG RIGHTS. In the event that any Stockholder or group of Stockholders (such Stockholder or Stockholders, together with their respective Permitted Transferees, shall be hereinafter referred to as the "Article V
Sellers") proposes to Transfer in a single transaction or a series of related transactions to any Person or group of Persons (other than to any Person who is a Stockholder as of the date hereof or a Permitted Transferee) other than in any Company Transfer, Permitted Thayer Transfer, Public Sale or a Transfer to the Company or another Stockholder pursuant to Section 4.1, Paid-In Shares representing an amount equal to or greater than five percent (5%) of the Paid-In Shares in the aggregate, the Article V Sellers shall first comply with the following:

                  (a) The Article V Seller or Sellers shall give written notice (the "Article V Notice") to the Company and each Stockholder identifying the number of Paid-In Shares it desires to Transfer (the "Article V Shares"), the intended method of the Transfer, the price such Article V Seller desires to receive for such Article V Shares, the proposed transfer date, and all other pertinent terms thereof, including, if known, the identity of any proposed buyer or buyers of such Article V Shares. The Company shall promptly provide to any Stockholder, upon written request to the Company, for the purpose of delivering an Article V Notice, a list of the names and addresses of all of the Stockholders. For purposes hereof, a bona fide third-party tender or exchange offer to purchase shares of Company Stock shall be deemed to be an offer to purchase such Shares at the price specified therein, without regard to any provisions thereof with respect to proration or conditions to the offeror's obligation to purchase.

                  (b)  Any  Stockholder  that  is not an  Article  V  Seller  (a
"Participant") may elect to participate in the contemplated Transfer by delivering a written notice to the Company and the Article V Seller or Sellers, within thirty (30) Business Days (the "Option Period") after receipt of the
Article V Notice, specifying the number of Paid-In Shares such Participant elects to sell. Each such Participant may elect to Transfer in the contemplated transaction, at the same price and on the same terms, up to a number of Paid-in Shares equal to the product of (i) the quotient determined by dividing the percentage of Paid-In Shares owned by such Stockholder by the aggregate percentage of Paid-In Shares owned by the Article V Sellers and all Participants and (ii) the number of Paid-in Shares to be sold in the proposed transaction. If the Participants and the Article V Sellers (singularly, a "Selling Party," and, collectively, the "Selling Parties") in the aggregate elect to sell more than the total number of Paid-In Shares that the proposed buyer or buyers wish to purchase, then each Selling Party shall be entitled to sell to such buyer or buyers that number of Shares equal to the number of Paid-In Shares to be so purchased by such buyer or buyers from the Selling Parties multiplied by a fraction the numerator of which is the number of Paid-in Shares such Selling Party elects to sell and the denominator of which is the aggregate number of Paid-in Shares all of such Selling Parties elect to sell.

                  (c) Each Article V Seller and Participant shall effect its participation in a sale or other Transfer by arranging for the delivery to the buyer or buyers of one or more certificates, properly endorsed for transfer, which represent the number of shares of Company Stock which the Article V Seller or Participant is entitled to sell pursuant to this Section 5.1. All shares of Company Stock proposed to be transferred by each Article V Seller and Participant shall be transferred free and clear of all liens, claims and encumbrances of any kind (other than those imposed by federal and state securities laws and this Agreement) and such Article V Seller and Participant shall, if requested, deliver certificates to such effect.

         5.2      BRING ALONG RIGHTS.
                  -------------------

                  (a) If TCC, Thayer, TCC2 and/or TCC3 (a "Proposing Stockholder") shall propose a Transfer (in a business combination or otherwise) of more than fifty percent (50%) of the aggregate of the Paid-In Shares in a bona fide arm's length transaction (a "Bring Along Sale") with a party who is not an Affiliate of such Proposing Stockholder, the Proposing Stockholder(s), at its option, may require that (i) each other Stockholder sell or exchange a Like Percentage of its Paid-In Shares in the same transaction at the same price and on the same terms and conditions as applicable to the Proposing Stockholder(s), and (ii) if Stockholder approval of the transaction is required, then each Stockholder shall vote its shares of Company Stock in favor thereof. Each Stockholder covenants and agrees that it shall vote for, consent to and raise no objections against the Bring Along Sale (and shall waive any rights of appraisal) and shall fully cooperate with and take all necessary and desirable actions in connection with the consummation of such Bring Along Sale, including without limitation executing and delivering (A) a purchase and sale agreement in the form to be entered into by the Proposing Stockholder(s), (B) instruments of conveyance and transfer and (C) such other documents as the Proposing Stockholder(s) or the buyer(s) may reasonably require to consummate the Bring Along Sale. The obligations of the other Stockholders with respect to any Bring Along Sale are subject to the conditions that upon consummation of the Bring Along Sale, all of the holders of Common Stock will receive the same form and amount of consideration per share of Common Stock, all of the holders of the same series of Preferred Stock will receive the same form and amount of consideration per share of such series of Preferred Stock, and if any holder of Common Stock or any series of Preferred Stock is given an option as to the form and amount of consideration to be received, all holders of such stock will be given the same option.

                  (b) The Proposing Stockholders shall give written notice (the "Bring Along Notice") to each of the other Stockholders, identifying the proposed buyer or buyers, a description of the Bring Along Sale, the number of shares of Company Stock to be transferred, the amount and type of consideration to be paid, the proposed transfer date and all other pertinent terms thereof no later than fifteen (15) days prior to such proposed transfer date. The Company shall promptly provide to the Proposing Stockholders, upon written request to the Company for the purpose of delivering a Bring Along Notice, a list of the names and addresses of all of the Stockholders.

                  (c) On the closing date of a Transfer pursuant to this Section 5.2, the Proposing Stockholders and the other Stockholders shall sell the shares of Company Stock owned by them to the buyer or buyers designated in the Bring Along Notice on the terms and conditions acceptable to the Proposing Stockholders which shall be at least as favorable as those set forth in the Bring Along Notice. By execution of this Agreement, each Stockholder hereby irrevocably designates and appoints the Proposing Stockholders, or any one of them, as its attorney in fact to transfer such Stockholder's shares of Company Stock on the books of the Company in connection with any Transfer made or required to be made by such Stockholder (if such Stockholder is not a Proposing Stockholder) pursuant to this Section 5.2. All shares of Company Stock to be Transferred by each Stockholder pursuant to this Section 5.2 shall be free and clear of all liens, claims and encumbrances of any kind (other than those imposed by federal and state securities laws and this Agreement) and such Stockholder shall, if requested, deliver certificates to such effect.

                  (d) For the purposes of Section 5.1 and Section 5.2, a "Transfer" shall include a merger, consolidation or similar combination, exchange, sale of assets followed by a liquidation, any disposition for cash, marketable securities, debt obligations and/or other property or a combination thereof and a public offering of shares of Company Stock pursuant to a registration statement under the Act.

                                   ARTICLE VI

                                ISSUANCE OF STOCK
                                -----------------

         6.1 RIGHTS UPON ISSUANCE OF ADDITIONAL SECURITIES. Except as otherwise provided in Section 6.1(e), the Company hereby grants to each Stockholder the following rights with respect to any and all proposed issuances of Additional Securities by the Company:

                  (a) The Company shall give each Stockholder written notice of the Company's intention to issue Additional Securities (the "Issuance Notice"), describing the type of Additional Securities, the price at which the Additional Securities will be issued and the general terms upon which the Company proposes to issue the Additional Securities, including the anticipated date of such issuance.

                  (b) Each Stockholder shall have twenty (20) Business Days from the date it receives the Issuance Notice to agree to purchase all or any portion of its Pro Rata Portion of such Additional Securities by giving written notice to the Company of its desire to purchase Additional Securities (the "Response Notice") and stating therein the quantity of Additional Securities to be purchased. Such Response Notice shall constitute the irrevocable agreement of such Stockholder to purchase the quantity of Additional Securities indicated in the Response Notice at the price and upon the terms stated in the Issuance Notice; provided, however, that if the Company is proposing to issue Additional Securities for consideration other than all cash, and subject to the limitations on the rights set forth in this Section 6.1(e), the Company shall accept from such Stockholder either non-cash consideration which is reasonably comparable to the non-cash consideration proposed by the Company or the cash value of such non-cash consideration. Any purchase by a Stockholder of Additional Securities shall be consummated on or prior to the later of the date on which all other Additional Securities described in the applicable Issuance Notice are issued or the tenth Business Day following delivery of the Response Notice by such Stockholder.

                  (c) The Company shall have one hundred twenty (120) days from the date of the
Issuance Notice to consummate the proposed issuance of the Additional Securities, which the Stockholders have not elected to purchase pursuant to
Section 6.1(b). Notwithstanding the foregoing, the Company may sell the Additional Securities which the Stockholders have not elected to purchase pursuant to a Response Notice at a price and upon terms that are less favorable to the Company than those specified in the Issuance Notice; provided that any purchase of Additional Securities by the Stockholders consummated at the time of such issuance, pursuant to the last sentence of Section 6.1(b), shall be upon the same less favorable terms; provided, further that if a Stockholder did not elect to purchase any or all of its Pro Rata Portion of Additional Securities based upon the terms specified in the relevant Issuance Notice, the Company shall provide such Stockholder with a revised Issuance Notice reflecting such less favorable terms, and each such Stockholder shall have fifteen (15) Business Days from the date such Stockholder receives such revised Issuance Notice to agree to purchase all or any portion of its Pro Rata Portion of such Additional Securities to be issued upon the less favorable terms set forth in the revised Issuance Notice by giving written notice to the Company of its desire to purchase such Additional Securities and stating therein the quantity of Additional Securities to be purchased. In the event the Company proposes to issue Additional Securities after such one hundred eighty (180) day period or Additional Securities in addition to those specified in the Issuance Notice, it must again comply with the procedures set forth in this Section 6.1.

                  (d) In the event the Company grants to any Person rights to participate in any issuances of Securities which are more favorable than the rights granted to the Stockholders in this Section 6.1, the rights granted to the Stockholders shall be expanded to the extent necessary to make such rights no less favorable than the rights granted to such other Person; provided, however, that the foregoing provisions shall not apply to the rights granted by the Company to any underwriter to acquire Securities to be issued and sold by the Company in a Public Offering.

                  (e) Notwithstanding the foregoing provisions of this Section 6.1, the Stockholders shall not have the right to participate in (i) the sale of up to 55,000 shares of Series E Preferred Stock pursuant to the Purchase Agreement (as the same may be amended, modified or supplemented from time to time, by the addition of additional Purchasers thereunder or otherwise) or (ii( the issuances of any Securities (A) made as part of the consideration paid by the Company in any merger, consolidation, combination, acquisition of securities of another corporation or purchase of any business or assets for such securities by or with the Company; provided that the Board shall have determined, in its sole discretion by resolution approved by the Board, that the consideration to be received by the Company in such issuance is not less than the fair market value of the Securities to be issued in such transaction; provided, further, that no Stockholder or Affiliate thereof shall own any interest in the corporation or entity with whom the merger, consolidation, combination, acquisition or purchase of assets is consummated, unless such Stockholder is an executive officer of the Company on such date and will be employed by the entity with which the merger, consolidation, combination, acquisition or purchase of assets transaction is consummated after the date of such transaction; or (B) any Securities issued or issuable to any employees, officers or directors pursuant to any Employee Plan approved by the Board.

                                  ARTICLE VII

                                  MISCELLANEOUS
                                  -------------

         7.1      REPRESENTATIONS AND WARRANTIES.
                  -------------------------------

                  (a) Each of the Stockholders hereby represents and warrants to the Company and the other Stockholders as follows:

                  (i) such Stockholder has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby without the consent, concurrence or joinder of any other Person (except for any such consent, concurrence or joinder that has been obtained and a copy of which has been delivered to the Company);

                  (ii) the execution, delivery, and performance by such Stockholder of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder;

                  (iii) this Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms; and

                  (iv) the execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby will not (with or without the giving of notice or the lapse of time, or both) (A) violate any provision of law, statute, rule or regulation to which such Stockholder is subject, (B) violate any order, judgment, or decree applicable to such Stockholder or its properties or assets, or (C) conflict with, or result in a breach or default under, any agreement or other instrument to which such Stockholder is a party or by which such Stockholder or its properties or assets is bound.

                  (b) The Company hereby represents to each of the Stockholders as follows:

                  (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

                  (ii) the Company has all requisite corporate power and authority under the Amended Charter and By-Laws to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby;

                  (iii) the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company;

                  (iv) this Agreement has been duly and validly executed and delivered by the Company and constitutes a binding obligation of the Company, enforceable against the Company in accordance with its terms; and

                  (v) the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby will not (with or without the giving of notice or the lapse of time, or both) (A) violate any provision of law, statute, rule or regulation to which the Company is subject, (B) violate any order, judgment, or decree applicable to the Company or its properties or assets, or (C) conflict with, or result in a breach or default under, the Amended Charter or By-laws or any other agreement or other instrument to which the Company is a party or by which the Company or its properties or assets is bound.

         7.2 LEGEND. A copy of this Agreement shall be filed with the permanent records of the Company and shall be kept at all times at the principal place of business of the Company. Each Stockholder agrees that all certificates representing shares of Common Stock and Preferred Stock shall have affixed thereto a legend substantially in the following form:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF OR PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND ANY SUCH LAWS IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE EFFECT THAT THE OFFER, SALE, TRANSFER, DISPOSITION, PLEDGE OR HYPOTHECATION THEREOF IS EXEMPT FROM REGISTRATION UNDER THE ACT AND ANY SUCH LAWS).

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE SECOND AMENDED AND

         RESTATED STOCKHOLDERS' AGREEMENT DATED AS OF OCTOBER 10, 2003 AMONG THE COMPANY AND ITS STOCKHOLDERS, AS IT MAY BE AMENDED FROM TIME TO TIME. A COPY OF SUCH AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THE SHARES REPRESENTED BY THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE. NO REGISTRATION OF TRANSFER OF SUCH SHARES WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL SUCH RESTRICTIONS SHALL BE COMPLIED WITH."

         7.3 TERMINATION UPON PUBLIC OFFERING OR SALE TRANSACTION. If this Agreement has not previously been terminated by the written consent of all the Stockholders then party hereto, this Agreement, except for the provisions of
Section 2.1, shall terminate upon the effective date of a Public Offering or Sale Transaction. In addition, upon the request of the underwriter in connection with an initial Public Offering, the Stockholders will discuss the termination of Section 2.1.

         7.4 AMENDMENT; WAIVER. The provisions of this Agreement may be amended, and compliance with the provisions hereof may be waived, only by a written instrument executed by Stockholders holding not less than seventy percent (70%) of the Paid-In Shares and the Company; provided, however, that the Agreement may be amended to add a new Stockholder as a party hereto by the Company and such new Stockholder executing and delivering a Joinder Agreement. No failure on the part of any party to exercise any right, power or privilege granted hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege granted hereunder.

                  By virtue of the execution hereof, any non-compliance with the provisions of the Prior Agreements in connection with the issuance of the Series E Preferred Stock is hereby waived.

         7.5 FURTHER ASSURANCES. Each Stockholder agrees to do, or cause to be done, such further acts and to execute and deliver, or to cause to be executed and delivered, such further agreements, instruments, certificates and other documents as may be necessary or appropriate to effectuate and carry out the purposes of this Agreement.

         7.6 NOTICES. All notices and other communications hereunder shall be in writing and shall be given by delivery in person, by registered or certified mail (return receipt requested and with postage prepaid thereon) or by facsimile transmission to the parties at their respective addresses as reflected in the Company's records (or to such other address as any party shall have furnished to the others pursuant to this Section 7.6). All notices and other communications hereunder that are addressed as provided in this Section 7.6 shall be deemed duly and validly given, (a) if delivered in person or by overnight courier, upon delivery, (b) if delivered by registered or certified mail, seventy-two (72) hours after being placed in a depository of the United States mails, and (c) if delivered by facsimile transmission, upon transmission thereof and receipt of the appropriate confirmation.

         7.7 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, assigns, executors, administrators, personal representatives and successors (it being understood and agreed that nothing contained in this Agreement is intended to confer upon any other Person any rights, benefits or remedies of any kind or character whatsoever). No Stockholder may assign this Agreement to any Person (other than a Permitted Transferee of Shares previously owned or held by such Stockholder that acquired the same in compliance with the provisions of this Agreement) without the prior written consent of each of the other parties hereto.

         7.8 SEVERABILITY. In the event that any provision set forth in this Agreement is found to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining terms and provisions hereof shall not be in any way affected thereby, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         7.9 SPECIFIC PERFORMANCE. The parties hereto agree that a violation of the provisions hereof would cause irreparable injury to the parties hereto for which they would have no adequate remedy at law. Accordingly, in the event of any such violation, the parties hereto shall be entitled to preliminary and other injunctive relief without necessity of complying with any requirement as to the posting of a bond or other security. Any such injunctive relief shall be in addition to any other remedies that may now or hereafter be available at law or in equity.

         7.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         7.11 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings, whether written or oral, among the parties or any of them with respect thereto, including the Prior Agreements.

         7.12 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         7.13 BOARD MEETINGS. The Company shall conduct quarterly board meetings at which the financial statements and activities of the Company in the prior quarter are reviewed.

         7.14 INFORMATION. Each Stockholder shall receive all information provided to any other Stockholder, in their capacity as such, at the time such other Stockholder receives such information.

         7.15 WARRANT HOLDERS. No right granted under this Agreement shall be effective as to any Warrant Holder that is a party to this Agreement on the date hereof, or that becomes a party to this Agreement by submitting a Joinder Agreement to the Company in connection with being issued, after the date hereof, warrants to purchase Company Stock, until such Warrant Holder exercises its right to purchase shares of Company Stock pursuant to its warrants. Upon any such purchase, the Warrant Holder shall become a Stockholder with respect to the shares of Company Stock purchased, subject to all the terms, conditions and restrictions and entitled to all the rights and benefits of this Agreement. The foregoing notwithstanding, upon becoming a party to this Agreement, Warrant Holders shall be subject to all the terms, conditions and restrictions of this Agreement.

         7.16 EXPENSES. The costs and expenses (including reasonable attorneys' fees) associated with any filings with any governmental body and any approvals of any governmental authority (including with respect to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) required under the Amended Charter in connection with the conversion or redemption of any capital stock of the Company shall be paid by the Company.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.


ADDRESSES:                               COMPANY:

2301 Eagle Parkway                       IESI CORPORATION
Suite 200                                a Delaware corporation
Forth Worth, TX 76117
Attn:  President
Tel:  (817) 632-4000                     By:
Fax:  (817) 632-4540                     Name:
                                         Title:
with a copy to

2 Commerce Street
Bayonne, New Jersey
Attn:  Secretary
Tel: (201) 437-5200
Fax: (201) 437-5300



c/o Jeffrey J. Keenan                    IESI CAPITAL LLC,
c/o The United Company                   a Mississippi limited liability company
1005 Glenway Avenue
Bristol, VA 24201
Tel:   (276) 645-1457                    By:
Fax:  (___) ___-____                         Jeffrey J. Keenan
                                             Managing Member
c/o Jeffrey J. Keenan                    IESI CAPITAL II LLC,
c/o The United Company                   a Delaware limited partnership
1005 Glenway Avenue
Bristol, VA 24201
Tel:   (276) 645-1457                    By:
Fax:  (___) ___-____                         Jeffrey J. Keenan
                                             Managing Member
c/o Jeffrey J. Keenan                    IESI CAPITAL III LLC,
c/o The United Company                   a Mississippi limited liability company
1005 Glenway Avenue
Bristol, VA 24201
Tel:   (276) 645-1457                    By:
Fax:  (___) ___-____                            Jeffrey J. Keenan
                                                Managing Member


c/o Jeffrey J. Keenan                    IESI CAPITAL IV LLC,
c/o The United Company                   a Mississippi limited liability company
1005 Glenway Avenue
Bristol, VA 24201
Tel:   (276) 645-1457                    By:
Fax:  (___) ___-____                            Jeffrey J. Keenan
                                                Managing Member


c/o Jeffrey J. Keenan                    IESI CAPITAL V LLC,
c/o The United Company                   a Mississippi limited liability company
1005 Glenway Avenue
Bristol, VA 24201
Tel:   (276) 645-1457                    By:
Fax:  (___) ___-____                            Jeffrey J. Keenan
                                                Managing Member


c/o Jeffrey J. Keenan                    IESI CAPITAL VI LLC,
c/o The United Company                   a Mississippi limited liability company
1005 Glenway Avenue
Bristol, VA 24201
Tel:   (276) 645-1457                    By:
Fax:  (___) ___-____                            Jeffrey J. Keenan
                                                Managing Member


1601 Elm Street                          JIM SOWELL CONSTRUCTION CO., INC.,
Suite 300                                a Texas corporation
Dallas, Texas  75201
Attn:  Steven Smathers
Fax:  (214) 871-1569                     By:
                                         Name:
                                         Title:




c/o AEA Investors                        CHARLES R. CUMMINGS
301 Commerce Street, Suite 1405
Fort Worth, Texas  76102

3330 North Beach Street
Haltom City, Texas  76117
c/o IESI Corporation
2301 Eagle Parkway                       CHARLES F. FLOOD
Suite 200
Forth Worth, TX 76117




9214 Summer Hill Boulevard
Fountain Hills, Arizona 85268            JOSEPH G. MRJENOVICH



c/o Sanders Morris Harris                ENVIRONMENTAL OPPORTUNITIES
600 Travis Street, Suite 3100            FUND II, L.P.,
Houston, Texas  77002                    a Delaware limited partnership
Attn:  Bruce R. McMaken                  By: Fund II Mgt. Co., LLC, its General
Fax:  (713) 250-4294                         Partner


                                         By:
                                              Bruce R. McMaken
                                              Manager


c/o Sanders Morris Harris                DON A. SANDERS
600 Travis Street, Suite 3100
Houston, Texas 77002
Attention: Don A. Sanders                By:
Fax: (713) 250-4294                           Don A. Sanders


c/o Sanders Morris Harris                ENVIRONMENTAL OPPORTUNITIES
600 Travis Street, Suite 3100            FUND II (INSTITUTIONAL), L.P.,
Houston, Texas  77002                    a Delaware limited partnership
Attn:  Bruce R. McMaken                  By:  Fund II Mgt. Co., LLC, its General
Fax:  (713) 250-4294                           Partner


                                         By:
                                              Bruce R. McMaken
                                              Manager


c/o Sanders Morris Harris                ENVIRONMENTAL OPPORTUNITIES FUND, L.P.,
600 Travis Street                        a Delaware limited partnership
Suite 3100                               By: Environmental Opportunities
Houston, Texas  77002                        Management Co., LLC, its
Attn:  Bruce R. McMaken                      General Partner
Fax:  (713) 250-4294                     By:
                                         Name:
                                         Title:


c/o Sanders Morris Harris                SANDERS OPPORTUNITY FUND, L.P.
600 Travis Street                        a Delaware limited partnership
Suite 3100                               by: Fund II Mgt. Co., LLC, its General
Houston, Texas  77002                        Partner
Attn:  Don A. Sanders                    By:
Fax:  (713) 250-4294                          Name:   Don A. Sanders
                                              Title:  Manager



c/o Sanders Morris Harris                SANDERS OPPORTUNITY FUND,
600 Travis Street                        (INSTITUTIONAL), L.P. a Delaware
Suite 3100                               limited partnership
Houston, Texas  77002                    by:  Fund II Mgt. Co., LLC, its General
Attn: Don A. Sanders                          Partner
Fax:  (713) 250-4294
                                              By:
                                              Name:   Don A. Sanders
                                              Title:  Manager



c/o New Jersey Group Funding             MANHATTAN GROUP FUNDING,
700 E. Palisade Ave.                     a New Jersey limited partnership
Englewood Cliffs, NJ 07362
email: smallcap777@yahoo.com
phone: (201) 816 4235                    By:
Fax:: (201) 569-5014                     Name:
                                         Title:


Fleet National Bank                      BANCBOSTON INVESTMENTS INC.,
100 Federal Street                       a Massachusetts corporation
MA DE 10008H
Boston, Massachusetts 02110
                                         By:
Attn:  Mr. Tim Laurion                   Name:
                                         Title:


666 Third Avenue, 9th Floor              SUEZ EQUITY INVESTORS, L.P.,
New York, New York 10017                 a Delaware limited partnership
Fax:  (646) 658-2203                     By SEI Capital, L.L.C., its General
                                         Partner,


                                         By:
                                              Michael F. Walsh
                                              Member


666 Third Avenue, 9th Floor              SEI ASSOCIATES,
New York, New York 10017                 a Delaware partnership
Fax:  (646) 658-2203


                                         By:
                                              Michael F. Walsh
                                              Partner

1455 Pennsylvania Avenue, N.W.           TC CARTING, L.L.C.,
Suite 350                                a Delaware limited liability company
Washington, D.C. 20004
Fax: 202-371-0391                        By: Thayer Equity Investors III, L.P.,
                                                its Managing Member

                                         By: TC Equity Partners, L.L.C.,
                                               its General Partner

                                         By:
                                         Name:
                                         Title:


1455 Pennsylvania Avenue, N.W.           THAYER EQUITY INVESTORS IV, L.P.
Suite 350
Washington, D.C. 20004                   By: TC Equity Partners IV, L.L.C.,
Fax: 202-371-0391                              its General Partner

                                         By:
                                         Name:
                                         Title:



1455 Pennsylvania Avenue, N.W.           TC CARTING II, L.L.C.,
Suite 350                                a Delaware limited liability company
Washington, D.C. 20004
Fax: 202-371-0391                        By: TC Management Partners IV, L.L.C.,
                                                its Managing Member


                                         By:
                                         Name:
                                         Title:



1455 Pennsylvania Avenue, N.W.           TC CARTING III, L.L.C.,
Suite 350                                a Delaware limited liability company
Washington, D.C. 20004
Fax: 202-371-0391                        By:   Thayer Equity Investors IV, L.P.
                                               its Managing Member
                                         By:   TC Equity Partners IV, L.L.C.,
                                               its General Partner


                                         By:
                                         Name:
                                         Title:


666 Third Avenue, 9th Floor              INDOSUEZ CAPITAL PARTNERS 2001, L.P.
New York, New York 10017
Fax:  (646) 658-2203                     By:  Indosuez CM II, Inc., its managing
                                              general partner


                                         By:
                                         Name:
                                         Title:


                                         By:
                                         Name:
                                         Title:



315 Engle Street
Tenafly, New Jersey  07670               PAUL RUTIGLIANO



265 River Road, Apt. 5
Grandview, New York 10960                PATRICIA RUTIGLIANO



26 East Main
Mendham, New Jersey 07945                SALVATORE RUTIGLIANO



735 Shelby Lane
Rivervale, New Jersey 07675              DENNIS RUTIGLIANO



735 Shelby Lane
Rivervale, New Jersey 07675              MELANIE RUTIGLIANO



58 Windsor Oval
New Rochelle, New York  10805            JOHN T. PASQUALE



76 Gail Drive
New Rochelle, New York  10805            RONALD PASQUALE



2632 National Drive
Brooklyn, New York  11234                HELEN COLANGELO



7 Louis Drive
Melville, New York  11747                MAURO DELL'OLIO



49 High Street
Farmington, Connecticut  06032           J. BRUCE BOISTURE



1 Hoagland Lane
Brookville, New York 11545               ANTHONY VITALE, SR


17 Harvest Drive
Plainsboro, New Jersey 08536             EDWARD L. APUZZI


17 Dudley Court
Wayne, New Jersey 07470                  JOSEPH LO VERDE



41 Roosevelt Drive
East Norwich, New York 11732             JOIE MARIE VITALE-HEIN



6 Concord Court
Lynnbrook, New York 11563                PETER W. PORRI



c/o IESI Corporation
2301 Eagle Parkway                       KIMBERLY FLOOD
Suite 200
Forth Worth, TX 76117

                                    EXHIBIT A

                                 AMENDED CHARTER
                                 ---------------

                                    EXHIBIT B

                                JOINDER AGREEMENT


                  THIS JOINDER AGREEMENT (this "Agreement") is made this __ day of _____, by ____________________________ (the "New Stockholder") in favor of
IESI CORPORATION, a Delaware corporation (the "Company") and the other parties to the Stockholders' Agreement referred to below.


                                   WITNESSETH:

                  WHEREAS, the Company and the stockholders named on Exhibit A hereto (collectively, the "Stockholders") are parties to that certain Second Amended and Restated Stockholders' Agreement dated as of [_____________ __], 2003 (the "Stockholders' Agreement"); and

                  WHEREAS, concurrently with the execution and delivery of this Agreement to the Board of the Company, the New Stockholder is acquiring [____] shares of Stock of the Company; and

                  WHEREAS, it is a condition to the transfer of such shares to the New Stockholder that he execute and deliver this Agreement;

                  NOW, THEREFORE, in consideration of the premises, the terms and provisions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1. The New Stockholder acknowledges and agrees that by execution and delivery of this Agreement, he becomes a party to the Stockholders' Agreement, subject to the terms, conditions and restrictions set forth therein. The New Stockholder hereby acknowledges receipt of a true and correct copy of the Stockholders' Agreement and confirms that the representations and warranties contained in Section 7.1(a) thereof are true and correct with respect to such New Stockholder.

                  2. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                  3. This Agreement and the Stockholders' Agreement constitute the entire agreement among the parties with respect to the subject matter hereof.

                  4. In the event that any provision set forth in this Agreement is found to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining terms and provisions hereof shall not be in any way affected thereby, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                  5. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date written above.


         Address:                        COMPANY:

         2301 Eagle Parkway              IESI CORPORATION
         Suite 200
         Forth Worth, TX 76177
                                         By:
                                         Name:
                                         Title:


         Address:                        NEW STOCKHOLDER:



                                         By:
                                         Name:
                                         Title: